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                                                                     Exhibit 5.1

                                  June 9, 1998






KTI, Inc.
c/o 7000 Boulevard East
Guttenberg, New Jersey  07093

         Re: 100,000 Shares of Common Stock, No Par Value (the "Common Stock") to be issued pursuant to the KTI, Inc. Directors' Stock Option Plan, as amended (the "Plan")

Dear Ladies and Gentlemen:

                  We have acted as counsel for KTI, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 100,000 shares of Common Stock to be issued pursuant to the Plan.

                  In arriving at the opinions expressed below we have examined the Registration Statement, the Plan, and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

                  Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when sold and issued in accordance with the terms of the Plan and the Registration Statement, will be duly authorized, legally issued, fully paid and non-assessable.
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KTI, Inc.
June 9, 1998
Page 2


                  We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ McDermott, Will & Emery

                                                     McDermott, Will & Emery